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                                                                    EXHIBIT 4.12

                             AMENDMENT NO. 2 TO THE
                        POOLING AND SERVICING AGREEMENT

     THIS AMENDMENT NO. 2 (this "Amendment") is made as of March __, 1996, by and among Navistar Financial Securities Corporation, a Delaware corporation ("NFSC"), Navistar Financial Corporation, a Delaware corporation ("NFC"), and The Bank of New York, as Master Trust Trustee (the "Master Trust Trustee").

     NFSC, as Seller, NFC, as Servicer, Chemical Bank, as 1990 Trust Trustee, and the Master Trust Trustee are parties to a Pooling and Servicing Agreement, dated as of June 8, 1995, and amended by Amendment No. 1 dated as of September
12, 1995 (as amended, the "Pooling and Servicing Agreement").   In order to (i)
include with the definition of an Eligible Dealer Note a Dealer Note which finances any used medium or heavy-duty truck, bus or trailer, (ii) ensure that the Master Trust Trustee has sufficient funds to pay Monthly Interest to the Series 1995-1 Certificateholders and (iii) provide a mechanism for funds owing to the Seller to be paid to the Seller, the Seller, the Servicer and the Master Trust Trustee have agreed to amend the Pooling and Servicing Agreement in the manner set forth herein. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Pooling and Servicing Agreement.

        1. Amendment to Section 1.01. Section 1.01 of the Pooling and Servicing Agreement is hereby amended as follows:

           1.1 The following definition is added immediately after the definition of "1990 Trust Agreement":

                 "1990 Trust Excess Servicing Amounts" means the amounts
            specified in  Sections 4.03(d)(i)(D), 4.03(d)(i)(F), 4.03(e)(i)(D)
            and 4.03(e)(i)(J) of the 1990 Trust Agreement as payable to the Seller, the rights to receive such amounts having been conveyed to the Master Trust pursuant to Section 2.01 of this Agreement.

           1.2 Clause (v) of the definition of "Eligible Dealer Note" is deleted in its entirety and replaced with the following:

                 "(v) which finances a new medium or heavy-duty truck, bus or trailer produced by or for a member of the Navistar Group or an OEM Supplier or a used medium or heavy-duty truck, bus or trailer."

        2. Section 4.07. The following new Section 4.07 is added to the Pooling and Servicing Agreement:

           "SECTION 4.07 Payments to Seller. Except as otherwise provided in this Agreement or any Supplement, all payments required to be made to the Seller or the holder of the 1990 Trust Seller's Certificate pursuant to the 1990 Trust Agreement

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      (the right to receive such payments having been conveyed to the Master
      Trust pursuant to Section 2.01 of this Agreement) shall be paid to the Seller at the times specified in the 1990 Trust Agreement."

        3. Miscellaneous. This Amendment shall be construed in accordance with the internal laws of the State of Illinois, without reference to its conflict of law provisions, except that the obligations, rights and remedies of the Master Trust Trustee shall be determined in accordance with the internal laws of the State of New York, without regard to conflict of law provisions. This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which together constitute one and the same instrument. The provisions of this Amendment shall be deemed to be incorporated in, and made a part of, the Pooling and Servicing Agreement; and the Pooling and Servicing Agreement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument. Promptly after the execution of this Amendment the Master Trust Trustee shall furnish written notification of the substance of this Amendment to each Investor Certificateholder.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Pooling and Servicing Agreement to be duly executed by their respective officers as of the date first written above.

                                    NAVISTAR FINANCIAL SECURITIES
                                    CORPORATION
                                      as Seller


                                    By:
                                         --------------------------------------

                                    Its:
                                         --------------------------------------

                                    NAVISTAR FINANCIAL CORPORATION
                                         as Servicer

                                    By:
                                         --------------------------------------

                                    Its:
                                         --------------------------------------

                                    THE BANK OF NEW YORK
                                          as Master Trust Trustee

                                    By:
                                         --------------------------------------

                                    Its:
                                         --------------------------------------




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